Exhibit 1.1

[●] Shares

FREEHOLD PROPERTIES, INC.

Common Stock

UNDERWRITING AGREEMENT

[●], 2021

STIFEL, NICOLAUS & COMPANY, INCORPORATED

COWEN AND COMPANY, LLC

As representatives of the several Underwriters named in Schedule I hereto

c/o Stifel, Nicolaus & Company, Incorporated

501 North Broadway, 10th Floor

St. Louis, Missouri 63102

c/o Cowen and Company, LLC

One Maritime Plaza, 9th Floor

San Francisco, CA 94111

Ladies and Gentlemen:

Freehold Properties, Inc., a Maryland corporation (the “Company”), together with Freehold Properties Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), propose to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of [●] shares (the “Firm Shares”) of the common stock, par value $0.0001 per share, of the Company (“Common Stock”). The Company also proposes to sell to the Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional [●] shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

Pursuant to the First Amended and Restated Agreement of Limited Partnership (the “OP Agreement”) of the Operating Partnership, upon receipt of the net proceeds of (a) the sale of the Firm Shares to be issued and sold by the Company on the Closing Date (as hereinafter defined) and (b) the sale of any Option Shares on each Option Closing Date (as hereinafter defined), the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of common units of limited partnership interests in the Operating Partnership (the “OP Units”) that is equivalent to the number of Shares sold to the Underwriters (the “Company OP Units”).

On the date hereof, prior to the Applicable Time (as defined below), the Company and the Operating Partnership and certain of their affiliates and subsidiaries completed a series of transactions described more fully in the Registration Statement and the Prospectus under the caption “Structure and Formation of our Company—Spin-Off of Property Portfolio” (collectively, the “Spin-Off”). As part of the Spin-Off, the Operating Partnership, among other things, contributed 100% of the membership interests in the wholly owned subsidiaries that own the six operating cannabis properties to a newly formed subsidiary. A list of material agreements pursuant to which the Spin-Off was completed is set forth on Schedule II hereto (collectively, the “Operative Documents”).

The Company and the Operating Partnership confirm as follows their respective agreements with the Representatives and the Underwriters.

1.       (a)       The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that, as of the date hereof, as of the Closing Date and as of each Option Closing Date, if any:

(i)       A registration statement on Form S-11 (File No. 333-260455) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form. Other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects. Any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter referred to as a “Preliminary Prospectus”. The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or part of the Rule 462(b) Registration Statement, if any, at the time it became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively referred to as the “Registration Statement”. The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter referred to as the “Pricing Prospectus”. The final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter referred to as the “Prospectus”. Any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter referred to as an “Issuer Free Writing Prospectus”. All references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ii)       (1) At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) at the respective times that the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), the Prospectus and any amendments or supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that such information is only that described as such in Section 10(b) hereof (collectively, the “Underwriter Information”). No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii)       For the purposes of this Agreement, the “Applicable Time” is [●] [a.m.]/[p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus as supplemented by any Issuer Free Writing Prospectuses and the other documents, in each case, listed in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not and, at the Closing Date and each Option Closing Date, if any, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus and/or other document listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and/or other document listed on Schedule III hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Section 1(a)(iii) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus and/or other document listed on Schedule III hereto made in reliance upon and in strict conformity with the Underwriter Information.

(iv)       The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock, and such registration statement has been declared effective; and at the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(v)       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Operative Documents. The Company has been duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company, the Operating Partnership and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Operative Documents. The Operating Partnership has been duly qualified as a foreign organization to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(vi)       Each subsidiary of the Company and the Operating Partnership (each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a limited liability company (or other organization) in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation (or organization), with power and authority to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each Subsidiary has been duly qualified as a foreign corporation (or other organization) to transact business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock (or other ownership interests) of each Subsidiary have been duly authorized and validly issued and are fully paid and are owned by the Company or the Operating Partnership, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(vii)       The Shares to be issued and sold by the Company to the Underwriters and all of the issued and outstanding shares of capital stock of the Company have been duly authorized. The authorized capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company are, and, when the Shares have been issued, delivered and paid for in accordance with the terms of this Agreement, such Shares will have been, validly issued, fully paid and non-assessable and conform to the descriptions thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights.

(viii)       The Company OP Units and all outstanding OP Units have been duly authorized; and all outstanding OP Units are, and, when the Company OP Units have been delivered and paid for in accordance with the OP Agreement, the Company OP Units will be, validly issued and will conform to the descriptions thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus.

(ix)       This Agreement and the Operative Documents have been duly authorized, executed and delivered by the Company and the Operating Partnership, in each case, to the extent that each such entity is a party thereto.

(x)       The issuance and sale of the Shares to be sold by the Company hereunder, the execution of this Agreement by the Company and the Operating Partnership and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company, the Operating Partnership or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(xi)       Baker Tilly US, LLP and BDO USA, LLP, who have certified certain financial statements and related schedules and notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations. Such financial statements, together with the related schedules and notes thereto, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply. Such financial statements and the related schedules and notes thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The selected financial data and the summary financial data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein. The pro forma financial statements of the Company and the Subsidiaries and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(xii)       None of the Company, the Operating Partnership or any Subsidiary has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (1) there has not been any change in the capital stock or long-term or short-term debt of the Company, the Operating Partnership or any of the Subsidiaries, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company, the Operating Partnership and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company, the Operating Partnership or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company, the Operating Partnership and the Subsidiaries, considered as one enterprise and (4) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Operating Partnership or any of the Subsidiaries on any class of its capital stock, in each case, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xiii)       None of the Company, the Operating Partnership or any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of the Subsidiaries, (3) to the Company’s knowledge, in violation of any decree of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not result in a Material Adverse Effect.

(xiv)       The Company, the Operating Partnership and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any Subsidiary. Any real property and buildings held under lease by the Company, the Operating Partnership or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Operating Partnership or any Subsidiary.

(xv)       Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any of the Subsidiaries is a party or of which any property of the Company, the Operating Partnership or any of the Subsidiaries is the subject which, if determined adversely to the Company, the Operating Partnership or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus. To the Company’s or the Operating Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(xvi)       The Company, the Operating Partnership and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them. The Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure to so comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor the Operating Partnership has received any notice of proceedings relating to the revocation or material modification of any such Permits.

(xvii)       The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and neither the Company nor the Operating Partnership has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect.

(xviii)       No material labor dispute with the employees of the Company, the Operating Partnership or the Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, any of the Operating Partnership’s or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(xix)       The Company, the Operating Partnership and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Company, the Operating Partnership or any Subsidiary has been refused any insurance coverage sought or applied for. None of the Company, the Operating Partnership or any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business to be conducted by the Company.

(xx)       The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences .

(xxi)      Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, since the date of the latest audited financial statements included therein, (a) there are no material weaknesses in the Company’s internal control over financial reporting and (b) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the audit committee of the Company’s board of directors have been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, (2) any material weaknesses in its internal controls over financial reporting or (3) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries.

(xxii)       The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, and such disclosure controls and procedures are effective.

(xxiii)       The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other governmental or regulatory authority, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with (i) all U.S. state and federal, and all other applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and (ii) its internal policies and contractual obligations, in each case of (i) and (ii), relating to the privacy and security of IT Systems and Personal Data, and to the protection of such IT Systems and Personal Data from unauthorized use, disclosure, access, misappropriation or modification.

(xxiv)       All U.S. federal income tax returns of the Company, the Operating Partnership and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company, the Operating Partnership and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company, the Operating Partnership and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(xxv)       The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for each of its taxable years beginning with its short taxable year ended December 31, 2019, and its current organization and current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2021 and thereafter. All statements in the Registration Statement and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” regarding the Company’s qualification and taxation as a REIT are true, complete and correct in all material respects.

(xxvi)       There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(xxvii)       None of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect. The Company and the Operating Partnership are not aware of any pending investigation which might lead to such a claim.

(xxviii)        Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

(xxix)        None of the Company, any of its Subsidiaries or, to the Company’s knowledge upon due inquiry, any director or officer of the Company, or, to the Company’s knowledge, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (1) directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (2) made any direct or indirect unlawful payment to any foreign or domestic government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) from corporate funds, (3) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law, or (4) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(xxx)       The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering statutes of all applicable jurisdictions in which the Company or any Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)       None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,”) the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”) including, without limitation, Cuba, Iran, North Korea, Syria, and Crimea, and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxii)       There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company.

(xxxiii)        Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company, the Operating Partnership or any Subsidiaries under the Securities Act.

(xxxiv)       The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxv)        The Company and the Operating Partnership have not distributed and, prior to the later to occur of the Closing Date and the completion of the distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Registration Statement, the Pricing Disclosure Package and the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus. None of the Company, the Operating Partnership or any Subsidiary has taken and none of them will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. Neither the Company nor the Operating Partnership has (a) engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act or (b) authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications; and the Company and the Operating Partnership have not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(xxxvi)        The statistical and market and industry-related data other than the Underwriter Information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(xxxviii)       Any certificate signed by any officer of the Company or the Operating Partnership delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to the Underwriters as to the matters covered thereby.

(xxxix)       Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, any Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xl)       The Company does not have any debt securities or preferred stock rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act.

(xli)       No relationship, direct or indirect, exists between or among the Company and the Operating Partnership on the one hand, and the trustees, directors, officers, stockholders or other equity holders, customers or suppliers of the Company or the Operating Partnership on the other hand, which is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not so described.

(xlii)        Except as set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries has received any request for documents or information, inspectional observations, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the United States Food and Drug Administration of the U.S. Department of Health and Human Services or the United States Drug Enforcement Administration or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority in relation to potential noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C Sec. 301 et seq.) (the “FDCA”) or the Controlled Drugs and Substances Act (the “CSA”), nor has the Company been subject to any seizure of documents, information, or products by any regulatory authority. To the Company’s knowledge, the Company and its directors, officers, employees and agents are and have been in compliance with applicable laws and the regulations promulgated pursuant to the FDCA and the CSA, except where noncompliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xliii)       To the Company’s knowledge, except as set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries has engaged in any direct or indirect dealings or transactions in violation of federal or state criminal laws, including, without limitation, the CSA (including through 18 U.S. Code Sec. 2), the Racketeering Influenced and Corrupt Practices Act, the International Travel Act of 1961 or any anti-money laundering statute, except for direct or indirect dealings or transactions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to federal or state criminal laws is pending or threatened.

(xliv)       The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to (i) ensure that any borrower of the Company or its subsidiaries that requires a state license to operate has obtained such license and to verify that such license is valid, and (ii) comply with the due diligence procedures set forth in the February 14, 2014 guidance promulgated by the Financial Crimes Enforcement Network clarifying the Bank Secrecy Act expectations for financial institutions seeking to provide services to marijuana-related businesses. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any person acting on behalf of the Company or any subsidiary, including without limitation upon foreclosure in respect of any loan made by the Company or any subsidiary, has cultivated, produced, processed, imported or distributed, or has any current intention to cultivate, produce, process, import or distribute, any cannabis product or has otherwise engaged, or has any current intention to otherwise engage, in any dealings or transactions in cannabis in or to the United States of America, its territories and possessions, any state of the United States and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is illegal. Neither the Company nor any of its subsidiaries has exported any cannabis product to any jurisdiction. For all purposes of this Agreement, the term “cannabis” shall exclude the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.

2.       Subject to the terms and conditions set forth herein, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[●] (the “Purchase Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to purchase Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.       It is understood that the several Underwriters propose to offer the Firm Shares and, to the extent the Underwriters exercise their option to purchase Option Shares pursuant to Section 2 hereof, the Option Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4.       The Company will deliver the Firm Shares to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the office of Morrison & Foerster LLP, 2100 L Street NW, Washington, DC, 20036, at 10:00 a.m., New York time, on [●], 2021, or at such other time not later than seven full business days thereafter as Stifel, Nicolaus & Company, Incorporated (“Stifel”) and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representatives as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the above office of Morrison & Foerster LLP, 2100 L Street NW, Washington, DC, 20036, at 10:00 A.M., New York time on the applicable Option Closing Date.

5.       The Company and the Operating Partnership covenant and agree with each of the Underwriters as follows:

(a)       The Company, subject to Section 5(b) hereof, will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 180-day restricted period referred to in Section 5(j) hereof. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)       The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)       The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d)        [reserved].

(e)       The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)       The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g)       The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h)       The Company will use the net proceeds received by it from the sale of the Shares and will cause the Operating Partnership to use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(i)       The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on The Nasdaq Global Market (“Nasdaq”).

(j)       During a period of 180 days from the date of the Prospectus, the Company and the Operating Partnership will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of equity awards to acquire shares of Common Stock via exercise or vesting granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, (3) the issuance of shares of Common Stock upon the exercise or vesting of any such equity awards or (4) the issuance of shares of Common Stock or OP Units in connection with the origination of loans or (iii) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the Representatives.

(k)       The Company will enforce all existing agreements between the Company and any of its securityholders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering until, in respect of any particular securityholder, the earlier to occur of (i) the expiration of the Lock-Up Period, (ii) the expiration of any similar arrangement entered into by such securityholder with the Representatives and (iii) the expiration of the lock-up period contemplated by that certain Registration Rights Agreement, dated as of August 28, 2019, by and among the Company and the stockholders party thereto, as such agreement has been amended through the date hereof. The Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up,” “market stand-off,” “holdback” or similar provisions of such agreements for the duration of the periods contemplated in the preceding clause. The Company will not release or otherwise grant any waiver of such provisions in such agreements during such periods without the prior written consent of the Representatives, on behalf of the Underwriters.

(l)       The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(m)       The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(o)       If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p)        If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(q)        The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code unless the board of directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.

6.        (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus. Any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto.

(c)        The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(d)        The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(b) hereof.

7.       The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, but not limited to: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Common Stock (including the Shares) on Nasdaq; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; provided, however, that the reimbursements by the Company of fees and disbursements of counsel to the Underwriters described in (iv) and (vi) above shall be no more than an aggregate of $40,000.

8.        The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b)       The respective representations and warranties of the Company and the Operating Partnership contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c)       (i) None of the Company, the Operating Partnership or any Subsidiary shall have sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term or short-term debt of the Company, the Operating Partnership or any Subsidiary or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, prospects, business, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(d)       The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, (A) as to the matters set forth in Sections 9(a), 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 9(d) hereof and (B) certifying that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission, and (ii) a certificate of the general partner of the Operating Partnership, satisfactory to the Representatives, to the effect set forth in sub-clause (A) and (B) above.

(e)       On the Closing Date or Option Closing Date, as the case may be, Morrison and Foerster LLP, counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

(f)       On the Closing Date or Option Closing Date, as the case may be, Saul Ewing Arnstein & Lehr LLP, special counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

(g)       On the Closing Date or Option Closing Date, as the case may be, Morrison and Foerster LLP, counsel for the Company, shall have furnished to the Representatives their favorable written tax opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto.

(h)       On the date of this Agreement, the Closing Date and the Option Closing Date, as the case may be, each of Baker Tilly US, LLP and BDO USA, LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i)       On the Closing Date or Option Closing Date, as the case may be, Cooley LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(j)       The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(k)       FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(l)       The Representatives shall have received “lock-up” agreements, each substantially in the form of Exhibit D hereto, from all the officers, directors and stockholders of the Company named in Schedule V hereto and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(m)       On or prior to the Closing Date or Option Closing Date, as the case may be, the Company and the Operating Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

(n)        On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by any of Federal, Maryland or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 13 hereof, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 13 hereof.

9.            (a) Each of the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in strict conformity with the Underwriter Information.

(b)       Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through Stifel expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the concession and reallowance figures appearing in the ___ paragraph under the caption “Underwriting” and the information contained in the ____ and ____ paragraphs under the caption “Underwriting”].

(c)       Promptly after receipt by an indemnified party under Section 10(a) or 10(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 10(a), shall be selected by Stifel. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 10(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)       The obligations of the parties to this Agreements contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.           If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Operating Partnership for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives, the Company and the Operating Partnership for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 13 hereof, without liability on the part of any non-defaulting Underwriter, the Company or the Operating Partnership, except as provided in Section 13 hereof. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

11.           Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 13 hereof, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on Nasdaq shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 12, such termination will be without liability of any party to any other party except as provided in Section 13 hereof.

12.           The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Operating Partnership or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 9, 11 or 12 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 8, the respective obligations of the Company, the Operating Partnership and the Underwriters pursuant to Section 10 and the provisions of Sections 13, 14 and 17 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 7 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 9 or otherwise because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the Company or the Operating Partnership shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

13.       This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14.       All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication, including email. Notices to the Underwriters shall be given to the Representatives, c/o Stifel, Nicolaus & Company, Incorporated, [One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102] Attention: [●], (email.: [●]) and c/o Cowen and Company, LLC, One Maritime Plaza, 9th Floor, San Francisco, CA 94111 (fax no.: [●]); Attention: [●]. Notices to the Company or the Operating Partnership shall be given to it at Freehold Properties, Inc., 232 3rd Avenue N., Franklin, Tennessee 37064, Attention: Jeffery C. Walraven (email.: jeff@freeholdprop.com), with a copy to Morrison & Foerster LLP, 2100 L Street NW, Washington, DC 20036, Attention: Andrew P. Campbell (email: andy.campbell@mofo.com).

15.       In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.       This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17.       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

18.       The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

19.        The Company and the Operating Partnership each acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Operating Partnership or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement, and (iv) the Company and the Operating Partnership have consulted legal and financial advisors to the extent each deemed appropriate. Each of the Company and the Operating Partnership severally agrees that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

20.        The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the accounts of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

21.        Notwithstanding anything herein to the contrary, the Company and the Operating Partnership are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Operating Partnership relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

23.        The Company, the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Operating Partnership and the Underwriters.

Very truly yours,

FREEHOLD PROPERTIES, INC.

By:
Name:
Title:

FREEHOLD PROPERTIES OPERATING PARTNERSHIP, LP

By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

COWEN AND COMPANY, LLC

By: Stifel, Nicolaus & Company, Incorporated

By:
Title:

For themselves and as Representatives of the

other Underwriters named in Schedule I hereto

By: Cowen and Company, LLC

By:
Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Stifel, Nicolaus & Company, Incorporated
Cowen and Company, LLC
[●]
Total

SCHEDULE II

Separation and Distribution Agreement by and between Freehold Properties, Inc., Freehold Properties Operating Partnership, LP, Freehold Fee Simple, Inc. and FFS Operating Company, LLC.

Option Agreement by and between FHP Master Lender, LLC and FHP of Provincetown MA—D, LLC

Option Agreement by and between FHP Master Lender, LLC and FHP of Webster MA—CP, LLC

Option Agreement by and between FHP Master Lender, LLC and FHP of Bellmawr-Creek NJ—D, LLC

Option Agreement by and between FHP Master Lender, LLC and FHP of Bellmawr-Harding NJ—CP, LLC

Option Agreement by and between FHP Master Lender, LLC and FHP of Fort Pierce FL—D, LLC

Option Agreement by and between FHP Master Lender, LLC and FHP of Daytona FL—D, LLC

Loan Agreement by and between FHP Master Lender, LLC and FHP of Provincetown MA—D, LLC

Loan Agreement by and between FHP Master Lender, LLC and FHP of Webster MA—CP, LLC

Loan Agreement by and between FHP Master Lender, LLC and FHP of Bellmawr-Creek NJ—D, LLC

Loan Agreement by and between FHP Master Lender, LLC and FHP of Bellmawr-Harding NJ—CP, LLC

Loan Agreement by and between FHP Master Lender, LLC and FHP of Fort Pierce FL—D, LLC

Loan Agreement by and between FHP Master Lender, LLC and FHP of Daytona FL—D, LLC

SCHEDULE III

Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated [●], 2021

Additional Documents Incorporated by Reference:

[None]

Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●]

The number of Shares purchased by the Underwriters is [●].

SCHEDULE IV

Written Testing-the-Waters Communications:

[●]

SCHEDULE V

Donald C. Brain

Jeffery C. Walraven

Louis S. Yi

Benjamin H. Hendren

John A. Travis

Randall L. Churchey

Terry Wheatley

Lori B. Whitman

James G. Mueller

Terry Wheatley

Tilden Park Capital Management LP

David A. Straz, Jr. Foundation

Focused Investment Partners LLC

Heritage Insurance Holdings, Inc.

35